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                                                                  Exhibit 10.321

                           PURCHASE AND SALE AGREEMENT

                              (Manchester Meadows)

       THIS AGREEMENT is made as of the day of the 13th day of July, 2004, between MANCHESTER-MASON LIMITED PARTNERSHIP, a Missouri limited partnership ("Seller"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("Buyer").

                                   BACKGROUND

Buyer wishes to purchase a shopping center near the intersection of Manchester Road and Mason Road, in the County of St. Louis, State of Missouri, owned by Seller, known as Manchester Meadows (the "Shopping Center");

       Seller wishes to sell the Shopping Center to Buyer.

       In consideration of the mutual agreements herein, and other good and valuable consideration, including the sum of One Hundred Dollars ($100.00) paid to Seller by Buyer, the receipt of which is hereby acknowledged, Seller agrees to sell to Buyer and Buyer agrees to purchase the Shopping Center from Seller, subject to the following terms and conditions:

                                 1. DEFINITIONS

       As used in this Agreement, the following terms shall have the following meanings:

       1.1 AGREEMENT means this Purchase and Sale Agreement, which shall supercede all prior agreements and understandings between Buyer and Seller concerning the sale and purchase of the Property.

       1.2    ALLOCATION DATE means the day immediately prior to the Closing
Date.

       1.3    BROKER means the real estate brokerage firm listed as Broker on
Exhibit 1.3 of this Agreement. Participating broker(s), if any, are also identified on Exhibit 1.3.

       1.4 BUYER means the person or entity named as Buyer in the introductory paragraph of this Agreement.

       1.5 CLOSING means generally the execution and delivery of those documents and funds necessary to effect the sale of the Property by Seller to Buyer.

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       1.6    CLOSING Date means the date on which the Closing occurs.

       1.7 CONTRACTS means all service contracts, agreements and other instruments concerning the ownership, operation and leasing of the Property as set forth in Exhibit 1.7 attached hereto.

       1.8 EARNEST MONEY DEPOSIT means the deposit delivered by Buyer to Escrow Agent prior to the Closing under Section 2.2 of this Agreement, together with the earnings thereon, if any.

       1.9 EFFECTIVE DATE means the next business day following the date upon which the fully executed Agreement has been received by the Escrow Agent and transmitted by the Escrow Agent to the parties.

       1.10 ENVIRONMENTAL LAW means any current legal requirement pertaining to (a) the protection of health, safety, and the indoor or outdoor environment,
(b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986,42 USC Sections 9601 ET SEQ., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC Sections 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC Sections 1251 ET SEQ., Clean Air Act of 1966, as amended, 42 USC Sections 7401 ET SEQ., Toxic Substances Control Act of 1976, 15 USC Sections 2601 ET SEQ., Hazardous Materials Transportation Act, 49 USC App. Sections 1801, Occupational Safety and Health Act of 1970, as amended, 29 USC Sections 651 ET SEQ., Oil Pollution Act of 1990, 33 USC Sections 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. Sections 11001 ET SEQ., National Environmental Policy Act of 1969,42 USC Sections 4321 ET SEQ., Safe Drinking Water Act of 1974, as amended by 42 USC Sections 300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

       1.11   ESCROW AGENT means the firm identified as the Escrow Agent in
Section 12.2 of this Agreement.

       1.12 GOVERNMENTAL APPROVAL means any permit, license, variance, certificate, consent, letter, clearance, closure, exemption, decision, action or approval of a governmental authority.

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       1.13   HAZARDOUS MATERIAL means any hazardous or toxic substance as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

       1.14 HAZARDOUS MATERIAL ACTIVITY means any activity, event, or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, handling or corrective or response action to any Hazardous Material.

       1.15 IMPROVEMENTS means all buildings, structures or other improvements situated on the Real Property.

       1.16 INSPECTION PERIOD means the period of time which begins on the Effective Date and ends at 5:00 PM (CDT) on July 27, 2004.

       1.17 LEASES means all leases and other occupancy agreements permitting persons to lease or occupy all or any portion of the Property.

       1.18 MATERIALS means the documents listed on Exhibit 1.18 to this Agreement.

       1.19 MAJOR TENANTS are the tenants identified on the Schedule of Major Tenants attached as Exhibit 1.19 to this Agreement.

       1.20 PERMITTED EXCEPTIONS means only the following interests, liens and encumbrances:

              (a) Liens for ad valorem taxes not payable on or before Closing;

              (b)    Rights of tenants under Leases; and

              (c) Other matters determined to be acceptable by Buyer during the title review period, as contemplated by Article 7 of this Agreement.

       1.21 PERSONAL PROPERTY means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems located in or on the Improvements, (b) the Materials, (c) other tangible personal property used in connection with the ownership or operation of the Improvements, provided the same are now owned or are acquired by Seller prior to the Closing, and (d) all trade names, franchises, licenses, permits, easements, development rights and approvals, deposits, credits, petroleum and mineral interests and royalties, air and water rights, construction and product warranties, the Leases (including all security deposits and guarantees given with

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respect thereto), Contracts and Materials, and all other intangibles owned or used by or for the benefit of Seller in connection with the Property.

       1.22 PROPERTY means collectively the Real Property, the Improvements and the Personal Property.

       1.23 PURCHASE PRICE means the consideration agreed to be paid by Buyer to Seller for the purchase of the Property as set forth in Section 2.1 (subject to prorations and adjustments as provided herein).

       1.24   REAL PROPERTY means the lands more particularly described on
Exhibit 1.2 of this Agreement, together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of such lands.

       1.25 RENT ROLL means the Leases listed on Exhibit 1.25 of this Agreement, identifying with particularity the space leased by each tenant, the term (including extension options) of each such Lease.

       1.26 SELLER means the person or entity named as Seller in the introductory paragraph this Agreement.

       1.27 SELLER FINANCIAL STATEMENTS means the unaudited balance sheets and statements of income, cash-flows; and changes in financial position prepared by Seller for the Property, as, of and for the two (2) calendar years next preceding the date of this Agreement and all monthly and quarterly reports of income, expense and cash flow prepared by Seller for the Property, which shall be consistent with past practice, for any such period beginning after the latest of such calendar years, and ending prior to Closing.

       1.28 SHOPPING CENTER means the Shopping Center identified on the initial page hereof.

       1.29 SURVEY means a map of a stake survey of the Real Property and Improvements prepared by a surveyor acceptable to Buyer, which shall comply with the ALTA/ACSM Survey Requirements 1999 for ALTA/ACSM land title surveys jointly established and adopted in 1999, the American Land Title Association, American Congress on Surveying and Mapping, and the National Society of Professional Engineers, including optional items 1, 2, 3, 4, 6, 7 (a, b and c), 8, 9, 10, 11, 13, 14, 15 and 16 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA and ACSIVI and in effect on the date of the Survey). The Survey shall be dated not earlier than thirty (30) days prior to the Closing, and shall be certified to Buyer, Seller, and the Title Company. The Survey shall establish a precise legal description for the Real Property and shall locate all wetlands and flood plain areas, including their bounding jurisdictional lines. The surveyor shall certify on the Survey the square footage of the Real Property, measured to the nearest hundredth, the flood and

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earthquake zone status of the Property, and such other certifications as are required by Buyer's insurer or lender, all in accordance with the form and requirements attached hereto as Exhibit 1.29.

       1.30 TENANT ESTOPPEL LETTER means a letter or other certificate from a tenant certifying as to certain matters regarding such tenant's Lease, in substantially the same form as Exhibit 1.30 of this Agreement, or in the case of national or regional "credit" tenants identified as such on the Rent Roll, the form customarily used by such tenant provided the information disclosed therein is acceptable to Buyer.

       1.31   TITLE COMPANY means Escrow Agent.

       1.32 TITLE DEFECT means any exception in the Title Insurance Commitment or any matter disclosed by the Survey, other than a Permitted Exception.

       1.33 TITLE POLICY means an ALTA owners' policy of title insurance with extended coverage in the amount of the Purchase Price insuring marketable fee simple title in Buyer, subject only to the Permitted Exceptions, issued by the Title Company, together with the following endorsements:

              --3.1 Zoning (long form) with parking and loading docks --Owner's Comprehensive
              --Survey
              --Access
              --P.I.N.
              --Subdivision
              --Utility Facility
              --Contiguity
              --Removal of creditors' rights exception
              --Removal of arbitration clause
              --Environmental lien

       1.34 TITLE INSURANCE COMMITMENT means a preliminary title report whereby the Title Company agrees to issue the Title Policy to Buyer, together with copies of all instruments which are exceptions noted therein or conditions to be satisfied. The Title Insurance Commitment shall include the above described endorsements to the Title Policy and shall also note the tax classification and reference number(s) for the Property, and the amount of taxes paid or payable for the most recent tax year.

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                          2. PURCHASE PRICE AND PAYMENT

       2.1 PURCHASE PRICE: PAYMENT. The total Purchase Price for the Property (subject to adjustment as provided herein) shall be Fifty Six Million Two Hundred Thousand and 00/100 Dollars ($56,200,000.00). The Purchase Price shall be payable by wire transfer of immediately available Federal funds at Closing.

       2.2 EARNEST MONEY DEPOSIT. An earnest money deposit in the amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) shall be deposited with Escrow Agent by Buyer within one (1) business day after execution and delivery of this Agreement by all parties. This Agreement may be terminated by Seller by notice to delivered to Escrow Agent by such deadline. The Earnest Money Deposit shall be held as specifically provided in this Agreement and shall be applied to the Purchase Price at Closing.

       2.3 PRORATIONS. The following shall be adjusted between Seller and Buyer and shall be prorated on a per diem basis as of midnight on the Allocation Date (so that Buyer has the benefit of all income for the Closing Date and the burden of all expenses for the Closing Date) but shall be adjusted as of midnight of the Closing Date if the Purchase Price is not in the account of the Title Company ready for disbursement as of noon on the Closing Date (so that, in such event, Seller has the benefit of all income for the Closing Date and the burden of the expenses for the Closing Date):

              (a) Ad valorem taxes and assessments shall be prorated as of midnight on the Allocation Date. If the amount of the Closing tax year's property taxes are not available on the Closing Date, such taxes will be prorated based upon the prior tax year's assessment for the Closing but shall be reprorated when the actual tax bills for the year of Closing shall become available (and this provision shall survive the Closing).

              (b) To the extent not paid for by tenants under the Leases, water rates and sewer charges or rentals (if not metered).

              (c) To the extent not paid for by tenants under the Leases, utility charges (including, but not limited to, water rates and sewer charges or rentals if metered) shall not be apportioned, but Seller shall cause all utility meters to be read not more than two (2) days before Closing Date, and Seller agrees to pay promptly after receipt of all utility bills and charges accruing up to and including the day preceding the Closing Date. If utility deposits are assigned to Buyer, Seller shall receive a credit therefor at Closing.

              (d) Rents and other fixed charges payable pursuant to the Leases. At the Closing, Seller shall furnish to Buyer a complete and correct schedule of all rents and other fixed charges which are then due and payable but which have not been paid. Buyer shall have no obligation to Seller to collect any such unpaid rents or other charges, and all rents and other charges collected post-Closing by Buyer shall be first applied to current rents and charges due, next to rents and charges past due (in

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reverse order to which they become past due) for the period after the Closing
Date through the then current rent period, and lastly to rents and charges past due for the period prior to the Closing Date. To the extent rents and charges for the period after the Closing Date are current, Buyer agrees that all unpaid rents and other charges for the period prior to the Closing Date, if collected by Buyer, shall be held by Buyer as trustee for Seller and shall be remitted by Buyer to Seller. To the extent Seller collects rents and charges for Leases after the Closing Date, Seller agrees to hold all collections in trust, and to promptly turn over such collections to Buyer, and Buyer shall apply such funds between Buyer and Seller in the manner provided herein. Percentage rents, if any, shall be equitably prorated upon receipt based upon the number of days during the applicable lease year which Seller owned the Property and the number of days which Buyer owned the Property. Buyer shall reasonably cooperate with Seller in its efforts, including litigation initiated by Seller at Seller's expense (but not including any action for eviction or similar remedy), to collect past due rents provided that, in Buyer's reasonable discretion such cooperation shall not jeopardize Buyer's relationship with tenant(s) and further provided that Buyer shall not be obligated to incur any expenses in connection herewith. Any recovery by means of litigation shall belong entirely to Seller.

       With respect to any amounts due under a lease to reimburse the landlord for operating expenses of the Property (other than as payment of base rents or percentage rents) whether due on a monthly, quarterly, semi-annual or annual basis and whether payable as estimated payments or otherwise, including, without limitation, common area maintenance charges, the tenant's pro rata share of ad valorem taxes and assessments, the tenant's pro rata share of insurance premiums, and similar charges (collectively, "Additional Rents"), such amounts due pursuant to the Leases shall be prorated at Closing. At the end of each applicable tenant billing/reconciliation period (whether on a calendar year or other time basis; provided, if payments of Additional Rents are not reconciled for any tenant, then the applicable billing/reconciliation period for such tenant shall be deemed to be the calendar year of Closing), all payments of Additional Rents attributable to such reconciliation/billing period shall be adjusted and prorated between Seller and Buyer as provided below in the next paragraphs.

       Within sixty (60) days after the Closing Date, Seller agrees to provide Buyer (i) a detailed operating expense statement for the actual costs incurred by Seller for operating expenses and other tenant pass-through items that are reimbursable to the landlord by tenants under the Leases (the "Tenant Reimbursement Expenses") that covers the period from the beginning of the then current tenant billing/reconciliation period through the Closing Date together with copies of supporting invoices and other documentation supporting the expenses; and (ii) a statement showing amounts actually collected by Seller as Additional Rent for the period from the beginning of the then current tenant billing/reconciliation period through the Closing Date. With respect to each tenant, Buyer and Seller agree that they will promptly, at the end of the current billing/reconciliation period in effect as of the Closing Date, reconcile the tenant's payments of Additional Rent with Tenant Reimbursement Expenses attributable to such tenant, and Buyer will bill the applicable tenant promptly for any additional amounts

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owed by the tenants as Additional Rent to the landlord for payment of Tenant
Reimbursement Expenses.

       In reconciling each tenant's payments of Additional Rent and Tenant Reimbursement Expenses, Buyer and Seller agree (on a per tenant basis) to reallocate between them the total amount actually collected by Buyer and Seller as Additional Rent for the applicable billing/reconciliation period for each applicable tenant based on the proportion that the actual costs incurred by each party for Tenant Reimbursement Expenses attributable to such tenant during the period the tenant was obligated to make payments of Additional Rents bears to the total Tenant Reimbursement Expenses incurred by Buyer and Seller combined for the applicable billing/reconciliation period for which the tenant is obligated to pay Additional Rent. To the extent either party has collected more than its share of tenant payments of Additional Rent for Tenant Reimbursement Expenses as determined by the preceding sentence, such party shall promptly remit such excess amount to the other party; provided, to the extent tenants are due a refund for overpayment of Additional Rent attributable to any such excess amount, Buyer may retain such excess amount for the purpose of reimbursing tenants for overpayments of Additional Rent by tenants.

       After making the adjustments provided by the previous paragraph, Buyer will promptly remit Seller's pro rata share of any additional amounts actually collected from tenants as the result of reconciliation billing to tenants for Additional Rent due the landlord. In the event any amounts are owing to the tenants, Buyer will notify Seller of its pro rata share of such amounts, with appropriate back-up, and Seller will promptly within forty-five (45) days after receipt of such notice, remit its share of such amounts to Buyer who will then reimburse the tenants' amounts owed by the landlord. In reconciling the tenants' payments of Additional Rent and determining the pro rata share due to or from Seller, with respect to each tenant, the total amount owing to the tenant or the total amount collected from the tenant, as applicable, shall be multiplied by a fraction the numerator of which shall be the actual Tenant Reimbursement Expenses incurred by Seller that are attributable to the applicable tenant billing/reconciliation period during which such tenant was obligated to pay reimbursements of Additional Rent to the landlord and the denominator of which will be the total Tenant Reimbursement Expenses incurred by both Buyer and Seller combined for the applicable tenant billing/reconciliation period for expenses reimbursable by tenants as Additional Rent.

       All adjustments set forth above shall be calculated on a tenant by tenant basis. In calculating Tenant Reimbursement Expenses, no expenses shall be included within Tenant Reimbursement Expenses unless such expenses are reimbursable under the applicable Tenant Lease without giving effect to any lease provisions creating caps on the total amount of such expenses that are reimbursable to the landlord.

       Notwithstanding anything herein to the contrary, Seller shall be solely responsible, at Seller's sole cost and expense, for all tenant reimbursements, credits

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and reconciliations due tenants for years prior to the year of Closing (or for all reconciliation periods prior to the current reconciliation period in which the Date of Closing Date occurs, as applicable) and shall indemnify and defend Buyer from all costs, expenses and credits that may be due and payable to tenants for any period relating to years prior to the year in which the Closing occurs (or for all reconciliation periods which ended prior to the current reconciliation period in which the Date of Closing occurs, as applicable). In the event any tenants are due credits or reimbursements relating to the years prior to the year in which the Closing occurs (or for all reconciliation periods prior to the current reconciliation period in which the Date of Closing occurs, as applicable), Buyer shall receive a credit at Closing against the Purchase Price in the amount of such credits or reimbursements due tenants and Buyer shall be responsible for paying such credits or reimbursements due tenants to the extent, but only to the extent, of the credit given Buyer by Seller hereunder.

              (e) Seller shall give Buyer credits for (i) the aggregate amount of tenant security deposits held pursuant to the Leases; and (ii) the aggregate amount of any free rents or other rent concessions given to any tenants attributable to the period from and including the date of Closing to the last day of each applicable rent concession.

       2.4    CLOSING COSTS.

              (a)    Seller shall pay:

                     (1) The costs, if any, of satisfying any liens, curing title defects and recording any curative title documents;

                     (2)    Prepayment or assumption fees on any mortgages;

                     (3) The costs, if any, of early termination of any Contracts;

                     (4) The brokerage commission payable to Broker (including any co-brokerage fees payable by Broker to other participating brokers) incurred in connection with the sale of the Property to Buyer, if and when this transaction closes, in accordance with a separate written agreement between Broker and Seller;

                     (5)    One-half of the Escrow Agent's fees;

                     (6) Seller's attorneys fees relating to the sale of the Property;

                     (7)    The costs of the Survey; and

                     (8)    Any transfer taxes or similar fee or tax.

              (b)    Buyer shall pay:

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                     (1)    The costs of Buyer's due diligence investigations;

                     (2) The costs of the Phase I environmental site assessment to be obtained by Buyer;

                     (3)    The premium for the Title Policy;

                     (4)    One-half of the Escrow Agent's fees;

                     (5)    The costs of recording the deed;

                     (6) Any fee payable to Buyer's Broker (as defined in Section 11.1 hereof); and

                     (7)    Buyer's attorneys' fees.

                        3. INSPECTION PERIOD AND CLOSING

       3.1 INSPECTION PERIOD. Buyer shall have the Inspection Period within which to physically inspect the Property, to conduct its due diligence and to review and inspect the Materials. Seller shall provide copies of the Materials if feasible and if not feasible shall provide Buyer with access to those Materials as to which copying is not feasible. Buyer and Buyer's officers, employees, consultants, attorneys and other authorized representatives shall have the right to reasonable access to the Property and to the records of Seller related thereto (including without limitation title information, property leasing files, maintenance surveys, environmental assessment reports and other information concerning the condition of the Property), at reasonable times during the Inspection Period for the purpose of inspecting the Property, taking soil and ground water samples, conducting Hazardous Materials inspections, tests and assessments, reviewing the books and records of Seller concerning the Property, evaluating the leasing and financial condition of the Property, and otherwise conducting its due diligence review. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury caused by Buyer and its agents and contractors in the conduct of such inspections and investigations. Seller shall cooperate with and assist Buyer in making such inspections, interviews and reviews. Seller shall make available to Buyer such of the foregoing as may be in Seller's possession in order to facilitate Buyer's due diligence. Seller shall give Buyer the reasonable authorization that may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any third party, governmental or quasi-governmental authorities or organizations.

       3.2 BUYER'S TERMINATION RIGHT. On or before the last day of the Inspection Period, Buyer may, in its sole discretion, for any reason or for no reason, elect whether or not to go forward with this Agreement to Closing, which election shall be made by notice to Seller given on or before the last day of the Inspection Period. If such notice

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is timely given, this Agreement shall be terminated and of no force and effect, and the Earnest Money Deposit shall be immediately returned to Buyer without the requirement of further direction from Seller. If such notice is not timely given, Buyer shall be deemed to have waived its right to terminate this Agreement. Buyer shall return to Seller the materials and information furnished to Buyer by Seller promptly after Buyer's receipt of the Earnest Money Deposit. After the conclusion of the Inspection Period the Earnest Money Deposit shall not be refundable except upon terms otherwise expressly set forth herein.

       3.3 DELIVERY. Buyer acknowledges that Seller has prior to the Effective Date delivered to Buyer all of the Materials.

       3.4 TIME AND PLACE OF CLOSING. The Closing shall take place in escrow through the offices of Escrow Agent on August 5, 2004 at 10:00 A.M., or at such other time and place and in such manner as Seller and Buyer may agree.

             4. WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

       Seller warrants and represents to the best of its knowledge as follows as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

       4.1 ORGANIZATION; AUTHORITY. Seller is duly organized and validly existing under the laws of the State of Missouri. Seller has full power and authority to enter into and perform this Agreement in accordance with its terms. The person executing this Agreement has been duly authorized to do so on behalf of Seller.

       4.2 AUTHORIZATION: VALIDITY. Subject to formal approval by the Board of Trustees of a partner in Seller (which approval Seller expects to receive on or before July 9, 2004), the execution and delivery of this Agreement by Seller and Seller's consummation of the transactions contemplated by this Agreement have been duly and validly authorized. Assuming the valid execution and delivery of this Agreement by Buyer and subject to the aforesaid approval by the Board of Trustees of a partner in Seller, this Agreement constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and the exercise of judicial discretion in accordance with in general principles of equity.

       4.3    TITLE. Seller is the owner in fee simple of all of the Property.

       4.4 SALE AGREEMENTS. With the exception of the right of first refusal of Boston Market to purchase its leased outparcel should such outparcel be offered for sale independently of the balance of the Shopping Center as set forth in the Lease to Boston Market, the Property is not subject to any outstanding agreement of sale,

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option, or other right of any third party to acquire any interest therein, except this Agreement.

       4.5 LITIGATION. Seller has received no notice indicating that there is any litigation or proceeding pending, or to the best of Seller's knowledge, threatened against Seller relating to the Property except as otherwise stated herein.

       4.6 LEASES. There are no Leases affecting the Property, oral or written, except as listed on the Rent Roll. Copies of the Leases, which have been delivered to Buyer or shall be delivered to Buyer within five (5) days from the date hereof, are true, correct and complete copies thereof. Between the date hereof and the Closing Date, Seller will enforce the Leases in accordance with their terms; and Seller will not terminate or modify existing Leases, enter into any new Leases or grant additional renewal rights to any tenant, without the consent of Buyer. Except as may be set forth in a Tenant Estoppel Letter, to the best of Seller's knowledge: (i) all of the Property's Leases are in good standing; (ii) no defaults exist thereunder; (iii) no rent or reimbursement has been paid more than one (1) month in advance; and (iv) no security deposit has been paid; (v) no tenants under the Leases are entitled to interest on any security deposits, except as stated on the Rent Roll; (vi) no tenant under any Lease has or will be promised any inducement, concession or consideration by Seller other than as expressly stated in such Lease; and (vii) except as stated therein there are and will be no side agreements between Seller and any tenant. There are no leasing commissions or other obligations to brokers due or which will become due under any of the Leases which will not have been paid by Seller prior to the Closing. To the best of Seller's knowledge there are no violations of any exclusive or restrictive use clause granted to any tenant under any Lease.

       4.7 FINANCIAL STATEMENTS. Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Seller and presents fairly in all material respects the financial condition, results of operations and cash flows for the Property as of and for the periods to which they relate. Such Financial Statements are in conformity with generally accepted accounting principles applied on a consistent basis. There has been no material adverse change in the operations of the Property or its prospects since the date of the most recent Seller Financial Statements. Seller covenants to furnish promptly to Buyer copies of the Seller Financial Statements together with unaudited updated monthly reports of cash flow for interim periods beginning after the concluding date(s) of the latest of such Seller Financial Statements, to the Closing Date. Buyer and its independent certified accountants shall be given access to Seller's books and records at any time prior to Closing upon reasonable advance notice in order that they may verify the Seller Financial Statements.

       4.8 CONTRACTS. Except for the Leases and the Contracts, there are no management, service, maintenance, utility or other contracts or agreements affecting the Property, oral or written, which extend beyond the Closing Date or which would bind

Buyer or encumber the Property more than thirty (30) days after Closing. To the best of Seller's knowledge:. (i) all such Contracts are in full force and effect in accordance with their respective terms; (ii) all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; (iii) no party to any Contract has asserted any claim of default or offset against Seller with respect thereto; and (iv) no event has occurred or failed to occur, which would in any way affect the validity or enforceability of any such Contract. The copies of the Contracts delivered to Buyer prior to the date hereof are true, correct and complete copies thereof. Between the date hereof and the Closing, Seller covenants to fulfill all of its obligations under all Contracts, and covenants not to terminate or modify any such Contracts or enter into any new contractual obligations relating to the Property without the consent of Buyer (not to be unreasonably withheld) except such obligations as are freely terminable without penalty upon not more than thirty (30) days' written notice. Upon notice from Buyer given prior to the expiration of the Inspection Period without termination of this Agreement by Buyer, Seller will terminate such Contracts as are designated by Buyer, in accordance with the terms of such Contracts, provided such termination is without cost to Seller.

       4.9 MAINTENANCE AND OPERATION OF PROPERTY. From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste of the Property nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer's prior written consent. In connection therewith, Seller covenants to make all necessary repairs and replacements until the Closing so that the Property shall be of substantially the same quality and condition at the time of Closing as on the date hereof. Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal Property. Seller covenants to maintain such casualty and liability insurance on the Property as is presently being maintained.

       4.10 PERMITS AND ZONING; COMPLIANCE WITH LAW. To the best knowledge of Seller, the Property is in compliance with all applicable laws, regulations and ordinances, and there are no permits and licenses required to be issued to Seller by any governmental body, agency or department having jurisdiction over the Property which materially affect or could materially affect the ownership or the use thereof which have not been issued. The Property is properly zoned for its present use without variance or grandfathering as a nonconforming use (including without limitation parking and the sale of alcoholic beverages, if applicable). The Property is not subject to any local, regional or state development order. Seller has not received notice that there are any outstanding assessments, impact fees or other charges related to the Property.

       4.11 RENT ROLL; TENANT ESTOPPEL LETTERS. The Rent Roll is true and correct in all respects. Seller agrees to use commercially reasonable efforts to obtain current Tenant Estoppel Letters acceptable to Buyer from all Tenants under the Leases, which Tenant

Estoppel Letters shall confirm the matters reflected by the Rent Roll as to the particular tenant and shall otherwise be acceptable to Buyer in all material respects.

       4.12 CONDEMNATION. Neither the whole nor any portion of the Property, including access thereto or any easement benefiting the Property, is currently subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending or threatened any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof. Seller has received no notice nor has any other knowledge that any such proceeding is contemplated.

       4.13 GOVERNMENTAL MATTERS. Seller has not entered into any commitments or agreements with any governmental authorities or agencies affecting the Property that have not been disclosed in writing to Buyer and Seller has received no notices from any such governmental authorities or agencies of uncured violations at the Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to the Property. Seller shall be responsible for the remittance of all sales tax for periods occurring prior to the Allocation Date directly to the appropriate state department of revenue and after Closing shall indemnify and hold Buyer harmless therefrom.

       4.14 REPAIRS. Seller has received no notice of any requirement or recommendation by any lender, insurance companies, or governmental body or agencies requiring or recommending any repairs or work to be done on the Property which have not already been completed or are not in the process of being repaired.

       4.15 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) require Seller to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (b) conflict with or breach any provision of the organizational documents of Seller; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller is a party, or by which Seller, the Property or any of Seller's material assets may be bound; or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller, the Property or any of Seller's material assets. Notwithstanding the foregoing, the sale contemplated hereby is expressly subject to the consent described in Section 4.2 above.

       4.16 ENVIRONMENTAL MATTERS. The Property presently complies with all applicable Environmental Laws. The Property does not now contain and to the best of Seller's knowledge has not contained any underground storage tanks, Hazardous

Materials, landfills or hazardous waste management facilities, as defined under any Environmental Law. To the best of Seller's knowledge the Property is not listed on any state or federal environmental remediation priority list. Seller has used no Hazardous Material at the Property nor has Seller permitted any other person to do so. Seller has received no notice from any governmental agency having jurisdiction stating that the Property is affected by the presence and/or harmful effects of any asbestos, toxic, or hazardous substances as defined by applicable federal, state or local laws affecting the Property. Seller has no actual knowledge that any portion of the Property has been used for an on-site dry cleaning facility.

       4.17 FOREIGN INVESTMENT AND REAL PROPERTY TAX ACT. Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, or under any comparable state statutes which are applicable to this transaction. At Closing Seller will execute and deliver to Buyer an affidavit regarding such matters. If Seller fails to execute and deliver such affidavit, Buyer may deduct and withhold from the Purchase Price such amounts as Buyer may be required to withhold in order to satisfy any of Buyer's tax withholding obligations under such statutes or regulations promulgated pursuant thereto.

       4.18 PROPERTY TAXES. Neither Seller nor any of Seller's predecessors within the past five (5) years has claimed, with respect to any of the Property, the benefit of any law permitting a special use valuation for the purposes of obtaining a lower ad valorem tax rate.

       4.19 SPECIAL ASSESSMENTS. Seller has received no notice of any special assessment pending or threatened in respect of the Property, whether or not a lien thereon. There are not any hook-up fees, impact fees and similar charges or assessments that will not be paid in full as of the Closing Date for the improvements existing on the Property.

       4.20 NO UNTRUE STATEMENT. Neither this Agreement nor any exhibit nor any written statement or Transaction Document furnished or to be furnished by Seller to Buyer in connection with the transactions contemplated by this Agreement contains or will contain any knowingly untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Seller agrees to furnish to Buyer copies of any notice, claim or demand received by Seller during the pendency of this Agreement which would materially change any representation given by Seller herein.

              5. WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

Buyer hereby warrants and represents as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

       5.1 ORGANIZATION; AUTHORITY. Buyer is a corporation which is duly organized, validly existing and in good standing under the laws of the state of its organization. Buyer is authorized to transact business in the state in which the Property is located. Buyer has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement on behalf of Buyer have been duly authorized to do so.

       5.2 NO UNTRUE STATEMENT. Neither this Agreement nor any exhibit nor any written statement furnished or to be furnished by Buyer to Seller in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

       5.3 FINANCIAL CONDITION. Buyer is financially capable of entering into and performing its obligations under this Agreement.

                           6. POSSESSION, RISK OF LOSS

       6.1 POSSESSION. Possession of the Property will be transferred to Buyer at the Closing.

       6.2 RISK OF LOSS. All risk of loss to the Property shall remain upon Seller until the Closing. If, before Closing, any material portion of the Property is damaged by fire or other casualty, or if any portion of the Property is taken or threatened by eminent domain, or if there is a material obstruction of access by virtue of a taking by eminent domain, Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

              (a) terminate this Agreement upon notice to Seller given within ten (10) business days after such notice from Seller, in which case Buyer shall receive a return of the Earnest Money Deposit; or

              (b) proceed with the purchase of the Property, in which event Seller shall assign to Buyer all Seller's right, title and interest in all amounts due or collected by Seller under the insurance policies or as condemnation awards, less, in either case, the reasonable cost of collection thereof. In such event, the Purchase Price shall be reduced by the amount of any insurance deductible to the extent it reduced the insurance proceeds payable.

For the purposes hereof, "material portion of the Property" in the context of damage by fire or other casualty shall mean any damage reasonably estimated by Seller's insurance company to cost more than One Million and 00/100 Dollars ($1,000,000.00) to repair (exclusive of any damage to the stores occupied by Home Depot and Wal-

Mart) or any damage which would allow a tenant under any of the Leases to terminate its lease.

                                7. TITLE MATTERS

Within ten (10) days after the full execution hereof, Buyer shall order the Title Insurance Commitment and Seller shall deliver to Buyer copies of any title information, including prior surveys, in its possession. Upon receipt, Seller shall order the Survey from Clayton Engineering Company of St. Louis County, Missouri. Seller also agrees to furnish to Buyer promptly after execution hereof copies of any title information, including prior surveys, in its possession. Buyer will have until the later of the expiration of the Inspection Period or five (5) business days after its receipt of both the Title Insurance Commitment and Survey within which to notify Seller in writing of any conditions, defects, encroachments or other objections to title or survey which are not acceptable to Buyer. Any matter disclosed by the Title Insurance Commitment (other than liens removable by the payment of money) or by the Survey which is not timely specified in Buyer's written notice to Seller shall be deemed a Permitted Exception. Seller shall use reasonable and diligent efforts to cure all objections to title or survey by the end of the Inspection Period. If such Title Defects and/or objections are not cured prior to Closing, Buyer may (i) refuse to purchase the Property, terminate this Agreement and receive a return of the Earnest Money Deposit; or (ii) waive such objection(s) and close the purchase of the Property subject to them.

                             8. CONDITIONS PRECEDENT

       8.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligations of Buyer under this Agreement are subject to satisfaction or written waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:

              (a) Seller's warranties and representations under this Agreement shall be true and correct in all material respects, and Seller shall not be in default hereunder.

              (b) The obligations of Seller contained in this Agreement shall have been performed in all material respects and Seller shall not be in default under any covenant, restriction, right-of-way or easement affecting the Property.

              (c) The Title Insurance Commitment shall have been issued and "marked down" through Closing, subject only to Permitted Exceptions.

              (d) The physical and environmental condition of the Property shall not have materially changed from the Effective Date, ordinary wear and tear excepted.

              (e) There shall have been no material adverse change after the Effective Date in the financial condition of any of the Major Tenants, nor shall any Major Tenant have vacated its store.

              (f) Buyer shall have received, in form reasonably satisfactory to Buyer, Tenant Estoppel Letters obtained by Seller, which must include those from all Major Tenants and eighty percent (80%) by number of the other tenants who have signed leases for any portion of the Property, without any material exceptions, covenants or changes to the form approved by Buyer and distributed to tenants by Seller, the substance of which Tenant Estoppel Letters must be acceptable to Buyer in all material respects;

              (g) Estoppel Letters in form and substance reasonably acceptable to Buyer with respect to all reciprocal easement agreements and/or operating and easement agreements effecting the Property (the "REA Estoppels");

              (h) The lease to HDC Retail, L.L.C. ("HDC") shall be executed and rent shall commence to be payable thereunder on October 15, 2004;

              (i) St. Louis Playscapes shall be occupying its premises pursuant to its lease and paying full rent, CAM, taxes and insurance;

              (j) There shall be no vacancies in excess of one thousand four hundred (1,400) square feet in the Improvements;

              (k) All vacant space within the Improvements shall be in rentable vanilla box condition ready for a new tenant to occupy immediately in accordance with all applicable laws, codes, ordinances and regulations, including all requirements for the issuance of a certificate of occupancy for such space;

              (l)    There shall be no material default under any of the Leases;
and

              (m) All documents and instruments required to be delivered by Seller pursuant to Section 9 of this Agreement.

       In the event that all of the foregoing provisions of this Section 8.1 are not satisfied in all material respects unless otherwise waived by Buyer, and Seller does not request an adjournment of the Closing to comply such adjournment not to exceed ten (10) days, and Buyer elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Buyer by Escrow Agent and, upon receipt thereof by Buyer, neither party shall have any further claim against the other by reason of this Agreement, except as otherwise specifically provided herein.

       8.2 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The obligations of Seller under this Agreement are subject to satisfaction or written waiver by Seller of each of the following conditions or requirements on or before the Closing Date:

              (a) Buyer's warranties and representations under this Agreement shall be true and correct, and Buyer shall not be in default hereunder.

              (b) The obligations of Buyer contained in this Agreement shall have been performed in all material respects.

              (c) Buyer shall have delivered to Seller all amounts, documents and instruments required to be delivered by Buyer pursuant to Section 9 of this Agreement.

       In the event that all conditions precedent to Buyer's obligation to purchase shall have been satisfied but the foregoing provisions of this Section
8.2 have not, and Seller elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Seller by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as otherwise specifically provided herein.

       8.3 REASONABLE EFFORTS. Each of the parties hereto agrees to use reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

                                   9. CLOSING

       9.1 The consummation of the sale and purchase of the Property pursuant to this Agreement shall occur on the Closing Date. The Closing shall take place in escrow through the Escrow Agent. All deliveries provided for below shall be delivered in trust to the Escrow Agent on or before the Closing Date if not otherwise delivered directly to the party entitled to receipt of such items. Upon Closing, the Escrow Agent shall record and disburse only in accordance with the parties' escrow instructions. The items to be delivered are as follows:

              (a) Seller shall deliver to Buyer or Escrow Agent (as applicable) the following:

                     (1) A special warranty deed, executed and acknowledged by Seller as of the Closing Date, in the form of Exhibit 9.1(a)(1) attached hereto, conveying title in fee simple to the Property, free and clear of any and all liens, encumbrances, conditions, easements, assessments and restrictions except the Permitted Exceptions;

                     (2) An assignment (the "Assignment of Leases"), executed by Seller as of the Closing Date, in the form of Exhibit 9.1(a)(2) attached hereto;

                     (3) A bill of sale, assignment and assumption of contracts (the "Bill of Sale"), executed by Seller as of the Closing Date, in the form of
Exhibit 9.1(a)(3) attached hereto; provided, Seller shall cause any management and leasing agreements to be terminated at or prior to Closing and same shall not be assumed by Buyer, and

Seller shall cause any other contracts to be terminated at or prior to Closing to the extent Buyer elects not to assume same.

                     (4) A certificate and affidavit of non-foreign status ("FIRPTA Affidavit"), executed by Seller as of the Closing Date;

                     (5) Appropriate resolutions and other evidence reasonably required by Buyer and the Title Company to evidence Seller's authority to execute and deliver the deed and other documents contemplated hereby;

                     (6) A notice letter to tenants (the "Tenant Notice Letter") executed by Seller as of the Closing Date, in the form attached hereto as
Exhibit 9.1(a)(6);

                     (7) The original required number of Tenant Estoppel Letters and REA Estoppel Letters;

                     (8) An executed closing statement, in a form reasonably acceptable to Buyer;

                     (9) Such affidavits as the Title Company shall reasonably require in order to issue the Title Policy;

                     (10) 1099-S;

                     (11) An updated Rent Roll certified by Seller as true, complete and correct showing no changes from the Rent Roll attached to this Agreement other than those approved in writing by Buyer;

                     (12) An executed Audit Letter in the form attached hereto as Exhibit 9.1(a)(12);

                     (13) An undertaking of Seller in form approved by Buyer pursuant to which: (a) Seller shall pay to Buyer an amount equal to the rent and CAM which would have been payable had the lease with HDC provided for such payments beginning on the Closing Date through October 15, 2004 as a credit against the Purchase Price; and (b) Seller undertakes to supervise the build out under the lease to HDC and to pay the amounts due from the landlord in connection with such build out as set forth in such lease;

                     (14) All other documents reasonably necessary to effectuate the transaction.

              (b) Simultaneous with the Closing, and if not previously provided to Buyer, Seller shall make available to Buyer at the Property, or such other place mutually agreeable to the parties, the following:

                     (1) To the extent such exists in Seller's possession or control, copies of all pertinent records and files relating to the operation and maintenance of the Property; and

                     (2) To the extent such exists in Seller's possession or control, any architectural drawings and renderings, building plans and specifications, and any and all municipal, county, state or local permits or licenses held by Seller in connection with the Property.

              (c) At the Closing, Buyer shall deliver to Seller or the Escrow Agent, as applicable, the following:

                     (1) Upon confirmation that the items indicated in (a) above have been deposited in escrow with the Escrow Agent or delivered to Buyer, as applicable, and the conditions to Buyer's obligations under this Contract having been satisfied, the Purchase Price by wire transfer via the Federal Reserve System (plus or minus the net adjustments computed hereunder), payable to the order of Seller and/or such other order as Seller shall have directed by written notice to Buyer;

                     (2) The Assignment of Leases, executed by Buyer as of the Closing Date;

                     (3) The Assignment of Service Contracts, executed by Buyer as of the Closing Date;

                     (4) The Bill of Sale, executed by Buyer as of the Closing Date;

                     (5) Closing statement in a form reasonably acceptable to Seller.

                        10. PRE-CLOSING BREACH: REMEDIES

       10.1 BREACH BY SELLER. In the event of a breach of Seller's covenants or warranties herein and the failure of Seller to cure such breach within the time provided for Closing or within such reasonable time as may be obtained by adjourning the Closing and having Seller diligently pursue the remedy of such breach, Buyer may, at Buyer's election (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach.

       10.2 BREACH BY BUYER. In the event of a breach of Buyer's covenants or warranties herein and the failure of Buyer to cure such breach within the time provided for Closing, Seller's sole legal and equitable remedy shall be to terminate this

Agreement and retain Buyer's Earnest Money Deposit as AGREED LIQUIDATED DAMAGES for such breach, and upon payment in full to Seller of such Earnest Money Deposit, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except as survive termination).

                   11. POST CLOSING INDEMNITIES AND COVENANTS

       11.1 SELLER'S INDEMNITY. Should this transaction close, Seller, subject to the limitations set forth herein, shall indemnify, defend and hold harmless Buyer from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Buyer by reason of, or on account of, any material adverse breach by Seller of Seller's warranties, representations and covenants. Buyer's rights and remedies herein against Seller shall be in addition to, and not in lieu of all other rights and remedies of Buyer at law or in equity.

       11.2 BUYER'S INDEMNITY. Should this transaction close, Buyer shall indemnify, defend and hold harmless Seller from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Seller by reason of, or on account of, any material adverse breach by Buyer of Buyer's warranties, representations and covenants. Seller's rights and remedies herein against Buyer shall be in addition to, and not in lieu of all other rights and remedies of Seller at law or in equity.

                                12. MISCELLANEOUS

       12.1 COMMISSIONS. Seller and Buyer represent to each other that neither Seller (in the case of Sellers representation) nor Buyer (in the case of Buyer's representation) has dealt with nor does it have any knowledge of any broker or other person who has or may have any claim against Seller, Buyer or the Property for a brokerage commission, finder's fee or like payment arising out of or in connection with this transaction, other than Broker and any participating broker(s) identified on Exhibit 1.3 attached to this Agreement and The Sansone Group of St. Louis, Missouri ("Buyer's Broker"). Buyer agrees to indemnify and hold Seller harmless from any other such claim arising by, through or under Buyer, and Seller agrees to indemnify and hold Buyer harmless from any other such claim arising by, through or under Seller.

       12.2 NOTICES. All notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be in writing, signed by the party or its counsel identified below, and shall be served (as an alternative to personal service) by registered or certified mail, overnight courier service or facsimile transmission (followed promptly by personal service or service of a hard copy by any other means permitted hereunder), at the addresses set forth below:

              As to Seller:             Manchester-Mason Limited Partnership
                                        Attention: Stephen M. Notestine
                                        c/o Quadrant Properties, L.L.C.
                                        16253 Swingley Ridge Road, Suite 220
                                        Chesterfield, Missouri 63017
                                        Telephone: 636-530-6050
                                        Facsimile: 636-530-6075

              With a copy to            Christopher M. Blanton
              Seller's Counsel:         The Stolar Partnership LLP
                                        911 Washington Avenue, 7th Floor
                                        St. Louis, Missouri 63101
                                        Telephone: 314-231-2800
                                        Facsimile: 314-436-8400

              With a copy to:           NEBF Investments
                                        Attention: Jeffrey J. Kanne,
                                        Managing Director of Real estate
                                        1125 15th Street, NW, Suite 401
                                        Washington, DC 20005
                                        Telephone: 202-496-1267
                                        Facsimile: 202-467-0903

              With a copy to:           Potts-Dupre, Difede & Hawkins
                                        Attention: James R. Difede
                                        1125 15th Street, NW, Suite 444
                                        Washington, DC 20005

              As to Buyer:              Inland Real Estate Acquisitions, Inc.
                                        Attention: G. Joseph Cosenza
                                        2901 Butterfield Road
                                        Oak Brook, Illinois 60523
                                        Telephone: 630-218-4948
                                        Facsimile: 630-218-4935

              With a copy to            Inland Real Estate Acquisitions, Inc.
              Buyers Counsel:           Attention: Dennis Holland
                                        2901 Butterfield Road
                                        Oak Brook, Illinois 60523
                                        Telephone: 630-218-2861
                                        Facsimile: 630-218-4900

              With a copy to            Chicago Title Insurance Company
              Escrow Agent:             Attention: Nancy Castro
              (if required)             171 North Clark Street
                                        Chicago, Illinois 60601
                                        Telephone: 312-223-3909
                                        Facsimile: 312-223-2108

Any such notice or demand so served, shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier, or by confirmation of the facsimile transmission.

       12.3 HEADINGS. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

       12.4 VALIDITY. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and every other provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

       12.5 ATTORNEYS' FEES. In the event of any dispute, litigation or other proceeding between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereunder, the unsuccessful party to such dispute, litigation or other proceeding shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred at trial, on appeal, and in any arbitration, administrative or other proceedings, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for such costs and fees. This section shall survive the Closing or a prior termination hereof.

       12.6 TIME. Time is of the essence of this Agreement, provided that if any date upon which some action, notice or response is required of any party hereunder occurs on a weekend or national holiday, such action, notice or response shall not be required until the next succeeding business day.

       12.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Missouri.

       12.8 GENDER; PLURAL; SINGULAR; TERMS. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

       12.9 EXHIBITS. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

       12.10 COUNTERPARTS, FURTHER INSTRUMENTS, ETC. This Agreement may be executed in counterparts, and when so executed shall be deemed executed as one agreement. Seller and Buyer shall execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

       12.11 NO RECORDING. Neither this Agreement nor any memorandum notice or short form hereof shall be recorded.

       12.12 SURVIVAL. The indemnities, representations and warranties of each of Seller and Buyer, and their respective obligations intended to be performed after the Closing, if any, shall survive the Closing.

       12.13 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. No third parties, including any brokers or creditors, shall be beneficiaries hereof or entitled to any rights or benefits hereunder.

       12.14 ENTIRE AGREEMENT. This Agreement, together with the exhibits attached hereto, supercedes all prior agreements between the parties as to the Property, if any, and constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller or their respective counsel identified herein.

       12.15 ASSIGNMENT. Buyer may not assign its interest in this Agreement without the prior written consent of Seller, which shall not be unreasonably withheld.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        BUYER:

                                        INLAND REAL ESTATE
                                        ACQUISITIONS, INC., an Illinois
                                        corporation


                                        By:   /s/ G. Joseph Cosenza
                                           ---------------------------------
                                              G. Joseph Cosenza, President

                                        Date:    7/12/04
                                             -------------------------------


                                        SELLER:

                                        MANCHESTER-MASON LIMITED
                                        PARTNERSHIP, a Missouri limited
                                        partnership

                                        By: MIDLAND TC, INC., a Missouri
                                        corporation, General Partner


                                        By:   /s/ Stephen M. Notestine
                                           ---------------------------------
                                              Stephen M. Notestine
                                              Vice President

                                        Date:    7/13/04
                                             -------------------------------

                             JOINDER OF ESCROW AGENT

       1. DUTIES. Escrow Agent joins herein for the purpose of agreeing to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of this joinder and the foregoing Agreement. The Earnest Money Deposit shall be invested by Escrow Agent in an interest bearing account at a national bank having assets in excess of ten billion dollars.

       2. INDEMNITY. Escrow Agent shall not be liable to any party except for claims resulting from the negligence or willful misconduct of Escrow Agent. If the escrow is the subject of any controversy or litigation, the parties to the Agreement shall jointly and severally indemnify and hold Escrow Agent harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys fees to which Escrow Agent may be put or which Escrow Agent may incur by reason of or in connection with such controversy or litigation, except to the extent it is determined that such controversy or litigation resulted from Escrow Agent's negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay and hold the other party harmless against such amounts.

       3. CONFLICTING DEMANDS. If conflicting demands are made upon Escrow Agent or if Escrow Agent is uncertain with respect to the escrow, the parties to the Agreement expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any actions proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved by the particular party if Escrow Agent does not receive written notice of disapproval within ten (10) business days after a written request for approval is received by the party whose approval is being requested. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

       4. TAX IDENTIFICATION. Seller and Buyer shall provide to Escrow Agent appropriate Federal tax identification numbers.


                                        CHICAGO TITLE INSURANCE COMPANY

                                        By:
                                           ------------------------------
                                              Its Authorized Agent

                                        Date:
                                             ----------------------------


                                                "ESCROW AGENT"

                                   EXHIBIT 1.3

                        BROKER AND PARTICIPATING BROKERS

BROKER:

           Name:          May Center Advisors
           Address:       2115 York Road, Suite 410, Oak Brook, Illinois 60523
                          Attn: John J. May
           Phone Number:  630-990-7979
           Fax Number:    630-990-7903

PARTICIPATING BROKER:

           Name:          Quadrant Properties, L.L.C.
           Address:       16253 Swingley Ridge Road, Suite 220
                          Chesterfield, Missouri 63017
           Phone Number:  636-530-6050
           Fax Number:    636-530-6075

                                   EXHIBIT 1.7

                                LIST OF CONTRACTS

METRO SWEEPING DATED-FEBRUARY 3, 2004

SYMMETRY LANDSCAPING DATED JANUARY 22, 2004

MIDWEST WASTE DATED NOVEMBER 20, 2003

ENERGY CONSULTING SERVICES PERFORMED BY CARLETON B FOX DATED 1/10/00-CONTRACT IS CANCELLED UPON THE SALE DATE OF THE PROPERTY.

CENTRAL DISTRICT ALARM-CONTRACT WAS ORIGINALLY SIGNED IN 1995 WHEN THE CENTER WAS BUILT. CDA AUTOMATICALLY ROLLS OVER EACH YEAR. WE HAVE NO NEW CONTRACT.

PRIORITY PROPERTIES-MANAGEMENT AGREEMENT DATED 8/1/99-AUTOMATICALLY RENEWS EACH YEAR-30 DAY NOTICE OF CANCELLATION.

                                  EXHIBIT 1.18

                                 MATERIALS LIST

LEASE DOCUMENTS

1. Lease between Manchester Meadows Limited Partnership and Habitat Wallpaper & Blinds, Inc. dated April 18, 1994
              a. Rider dated April 18, 1994
              b. First Amendment to Lease dated November 10, 1994
              c. Letter regarding commencement dated June 9, 1995
              d. Letter regarding Assignment of Lease dated November 3, 1997
              e. Letter regarding sale of business dated December 18, 1998
              f. Wavier and Consent Agreement dated February 1999
              g. Letter excising option dated August 30, 1999
              h. Letter acknowledging option dated September 17, 1999
              i. Letter regarding mailing address dated February 26, 2003
2. Lease between Manchester Meadows Limited Partnership and Art & Frame, Inc. dated October 18, 1994
              a. Guaranty
              b. Letter regarding landlord's work dated October 31, 1994
              c. Commencement Letter dated November 18, 1994
              d. Letter dated December 6, 1994
              e. Lease Modification Agreement No. 1 dated October 27, 2000
              f. Commencement Letter dated October 28, 2003
              g. Lease Modification Agreement No. 2 dated September 15, 2003
3. Ground Lease between Manchester Meadows Limited Partnership and Boston Chicken, Inc. dated January 20, 1995
              a. First Addendum to Ground Lease dated January 20, 1995
              b. Amendment of Lease dated May 26, 2000
4. Lease between Manchester Meadows Limited Partnership and Consumer Programs Incorporated dated January 6, 1995
              a. Commencement Letter dated March 17, 1995
              b. Letter excursing option dated December 10, 1999
              c. Commencement Letter dated December 22, 1999
5.     Letter of Intent for Home Decorators Collection dated May 28, 2004
6. Lease between Manchester Meadows Limited Partnership and Builders Square, Inc. dated August 17, 1993
              a. Lease Guaranty Agreement dated September 10, 1993
              b. First Amendment of Lease dated November 30, 1993
              c. Assignment of Lease dated February 14, 1997
              d. Lender's Consent and Release dated April 29, 1998
              e. Exhibit H - Form of Landlord-HIC Release dated June 17, 1998
              f. Exhibit I - Form of Landlord-Kmart Release dated June 17, 1998
              g. Assignment of Lease dated June 18, 1998

              h. Holdover License Agreement dated June 18, 1998
              i. HIC Release - Termination of Subleases and Release dated June
                 18, 1998
              j. Exhibit M - Assumption Agreement dated June 18, 1998
              k. Second Amendment of Lease dated June 1, 2000
7. Lease between Manchester-Mason Limited Partnership and Fastrack Fitness, LLC dated February 10, 2004
              a. Guaranty
              b. Commencement Letter dated March 9, 2004
8. Lease between Manchester-Mason Limited Partnership between Memories Unlimited, Inc. dated May 1, 1998
              a. Letter accepting the addition of one early termination period dated March 2, 1999
              b. Letter exercising renewal option dated March 16, 2001
              c. Lease Modification Agreement No. 1 dated February 20, 2004
9. Lease between Manchester-Mason Limited Partnership and Dung Ngo dated January 24, 2002
              a. Guaranty
              b. Commencement Letter dated April 24, 2002
              c. Assignment of Lease between Dung Ngo and Ramkumar and Kathayani
                 Vakamudi dated May 17, 2004
10. Lease between Manchester Meadows Limited Partnership and OfficeMax, Inc. dated June 23, 1993
              a. Lease Modification Agreement dated November 24, 1993
              b. Commencement Letter dated November 28, 1994
              c. Letter regarding OfficeMax contact information dated September
                 11, 2003
              d. Letter exercising their option dated May 7, 2004
11. Lease between Manchester Meadows Limited Partnership and Payless Shoesource, Inc. dated June 26, 1995
              a. Letter serving to confirm basic agreement between landlord and tenant dated March 30, 1995
              b. Addendum dated October 31, 1995
12. Lease between Manchester Meadows Limited Partnership and PETsMART, Inc. dated June 4, 1993
              a. Lease Modification Agreement dated February 24, 1994
              b. Letter regarding square footage dated December 21, 1994
              c. Commencement Date Certificate dated January 4, 1995
              d. Letter regarding tenant's insurance dated March 18, 2002
              e. Letter dated July 23, 2003
              f. Letter dated August 26, 2003
              g. Memorandum of Lease dated August 29, 2003
13. Lease between Manchester Meadows Limited Partnership and John Phillips dated October 28, 1994
              a. Commencement Letter dated January 18, 1995
              b. Lease Modification Agreement No. 1 dated September 10, 1999

14. Lease between Manchester-Mason Limited Partnership and RBL Enterprises, Inc. dated May 1, 2001
              a. Letter dated July 22, 2003
              b. Lease Modification Agreement No. 1 dated January 28, 2004
15. Lease between Manchester Meadows Limited Partnership and Ronan Limited dated December 23, 1994
              a. Commencement Letter dated January 16, 1995
              b. Lease Modification Agreement No. 1 dated September 18, 2003
16. Lease between Manchester-Mason Limited Partnership and Spectacular Clips, Inc. dated April 8, 1999
              a. Commencement Letter dated July 2, 1999
              b. Fax renewing option dated January 28, 2004
17. Lease between Manchester-Mason Limited Partnership and St. Louis Playscapes, Inc. dated October 6, 2003
              a. Fax regarding notice change dated November 14, 2003
18. Lease between Manchester-Mason Limited Partnership and St. Louis Playscapes, Inc. dated April 30, 2004
19. Lease between Manchester Meadows Limited Partnership and Town & Country L.T., Inc. dated October 19, 1993
              a. Lease Modification Agreement dated November 23, 1993
              b. Commencement Letter dated January 13, 1995
20. Lease between Manchester-Mason Limited Partnership and Myk Truong and Tam Vu dated March 9, 1995
              a. Guaranty
              b. Commencement Letter dated May 23, 1995
              c. Letter regarding name change dated October 18, 1995
              d. Sublease between Myk Truong and Tam Vu and Dai Vu and Mai Ngo dated December 1, 1996
              e. Sublease between Myk Truong and Anh Thi Nguyen dated May 1,
                 1999
              f. Lease Modification Agreement No. 1 dated April 9, 2001
21. Lease between Manchester Meadows Limited Partnership and The Sports Authority dated August 23, 1993
              a. First Amendment dated November 30, 1993
              b. Memorandum of Lease dated April 7, 1994
              c. Addendum dated February 25, 1995
              d. Letter regarding tenant name change dated November 18, 2003
22. Lease between Manchester-Mason Limited Partnership and United States Postal Service dated March 5, 1997
              a. Notice to Proceed dated March 5, 1997
              b. Exercise of Renewal Option dated November 11, 2000
23. Lease between Manchester Meadows Limited Partnership and Wal-Mart Stores, Inc. dated July 6, 1993
              a. Lease Modification Agreement dated November 30, 1993
              b. Lease Modification Agreement dated June 6, 1994
              c. Lease Modification Agreement dated October 10, 1994

              d. Fourth Amendment to Lease Agreement dated May 26, 1995

PROPERTY CONDITION/ENVIRONMENTAL REPORTS

24.    Re: Phase 1 Environmental Assessment dated February 4, 1993
              a. Environmental letter dated May 5, 1993
              b. Environmental letter dated June 16, 1993

PROPERTY INFORMATION DOCUMENTS

25.    Policy of Title Insurance - Policy No. 5349934
              a. First American Title Insurance Company - Exhibit A
26.    Survey

FINANCIAL INFORMATION DOCUMENTS

27.    Real Estate Taxes - 2003, 2002, & 2001
28.    Recoveries 2003
              a. Detail behind Wal-Mart (1st & 2nd half)
              b. Detail behind PETsMART
29.    CAM Billings - 2003
30.    Aging Report dated March 24, 2004
31.    Rent Roll 2004
32.    Retail Sales Detail Reports
              a. 2000-2003
              b. 2003 - 2004
              c. Wal-Mart Sales Report
33.    Appraisal Report dated December 31, 2003
34.    Statement of Operations - 2004 YTD, 2003, & 2002
35.    Budget - 2004
36.    Loan Documents
              a. Loan Application dated July 12, 1995
              a. Order to Pay for Loan Funds dated November 21, 1995
              b. Promissory Note dated November 20, 1995
              c. Guarantee dated November 20, 1995
              d. Additional Guarantee dated November 20, 1995
              e. NEBF Guarantee of Recourse Obligations dated November 20, 1995
              f. Guarantee of Recourse Obligations dated November 20, 1995
              g. Deed of Trust and Security Agreement dated November 20, 1995
              h. Absolute Assignment of Leases and Rents dated November 20, 1995
              i. Uniform Commercial Code - Financing Statement dated
              j. Environmental Indemnity Agreement dated November 20, 1995
              k. Certification of Borrower dated November 13, 1995
              l. Letter of Opinion dated November 21, 1995
              m. Letter of Opinion dated November 27, 1995

37.    Mortgage Statement from Northwestern Mutual

MISCELLANEOUS

Letter of Authorization Dated June 10, 2003 Re: Real Estate Taxes - Deloitte & Touche LLP

                                  EXHIBIT 1.19

                            Schedule of Major Tenants

Wal-Mart
Home Depot
PETsMART
Office Max
Linens 'n Things
Sports Authority
HDC Retail, L.L.C.

                                  EXHIBIT 1.24

                       LEGAL DESCRIPTION OF REAL PROPERTY

The land referred to in this POLICY is situated in the State of Missouri, County of St. Louis and is described as follows:

PARCEL NO. 1

A tract of land being part of Lot 1 of the "Sutton's Estate", as recorded in Plat Book 2, Page 26 of the St. Louis County Records and in U.S. Survey 128, and
Section 32, Township 45 North, Range 5 East, St. Louis County, Missouri, and being more particularly described as:

Beginning at a point on the North line of Manchester Road - Missouri State Highway 100, said point being Southwest corner of Lot A of "Nolte Subdivision", a subdivision according to the plat thereof recorded in Plat Book 146, page 81 of the St. Louis County Records; thence Westwardly along said North right-of-way line of Manchester Road - Missouri State Highway 100 the following courses and distances: North 81 degrees 37 minutes 03 seconds West, 329.61 feet, along a curve to the left whose radius point bears South 08 degrees 22 minutes 57 seconds West, 2,759.00 feet from the last mentioned point, a distance of 91.49 feet, North 06 degrees 28 minutes 57 seconds East, 5.00 feet, along a curve to the left whose radius point bears South 06 degrees 28 minutes 57 seconds West, 2,506.00 feet from the last mentioned point, a distance of 482.58 feet, North 04 degrees 33 minutes 03 seconds West, 20.00 feet, and along a curve to the left whose radius point bears South 04 degrees 33 minutes 03 seconds East, 2,483.00 feet from the last mentioned point, a distance of 544.62 feet to the Southeast corner of "Regency Park", a subdivision according to the plat thereof recorded in Plat Book 155, Pages 66 and 67 of the St. Louis County Records; thence Northwardly along the East line of said "Regency Park" the following courses and distances: North 23 degrees 22 minutes 36 seconds East, 117.19 feet, North 18 degrees 29 minutes 00 seconds West, 150.00 feet, North 29 degrees 20 minutes 00 seconds West, 190.00 feet, North 08 degrees 10 minutes 00 seconds West, 112.00 feet, North 23 degrees 10 minutes 00 seconds West, 97.00 feet, North 78 degrees 08 minutes 00 seconds West, 43.00 feet, North 11 degrees 40 minutes 00 seconds West, 177.00 feet, North 03 degrees 10 minutes 00 seconds East, 152.00 feet, North 41 degrees 28 minutes 00 seconds West, 72.00 feet, North 57 degrees 19 minutes 00 seconds East, 88.87 feet, North 20 degrees 50 minutes 00 seconds West, 320.00 feet, North 02 degrees 25 minutes 00 seconds East, 172.00 feet, North 19 degrees 34 minutes 00 seconds West, 148.85 feet, North 23 degrees 45 minutes 00 seconds East, 96.00 feet, North 86 degrees 40 minutes 00 seconds West, 98.00 feet, North 00 degrees 13 minutes 00 seconds East, 194.90 feet, and North 27 degrees 55 minutes 00 seconds West, 200.03 feet to the Northeast corner of said "Regency Park", being also a point on the South line of said "Regency Park", being also a point on the South line of property conveyed to St. Louis County, Missouri, by deed recorded in Book

6447, page 956 of the St. Louis County Records; thence North 68 degrees 34 minutes 00 seconds East, 286.26 feet to the Northwest corner of property conveyed to Irma Eschenbrenner by deed recorded in Book 6716, Page 1830 of the St. Louis County Records; thence South 29 degrees 03 minutes 31 seconds East,
488.68 feet along the West line of said Eschenbrenner property to the Southwest corner thereof; thence North 83 degrees 44 minutes 00 seconds East, 1,301.55 feet along the South line of said Eschenbrenner property to the Northwest corner of property conveyed to Mark P. Thompson by deed recorded in Book 7406, Page 2466 of the St. Louis County Records; thence South 00 degrees 54 minutes 32 seconds West, 302.71 feet along the West line of said Thompson property to the Southwest corner thereof; thence North 83 degrees 44 minutes 23 seconds East,
249.85 feet along the South line of said Thompson property to the Northwest corner of property conveyed to Mark P. and Barbara Thompson, unrecorded; thence South 03 degrees 33 minutes 55 seconds West, 750.90 feet to the Northwest corner of Lot A of "Mason Green", a subdivision according to the plat thereof recorded in Plat Book 150 Page 69 of the St. Louis County Records; thence South 03 degrees 52 minutes 57 seconds West, 915.29 feet along the West line of said Lot A of "Mason Green", West line of "Mason Green Amended", a subdivision according to the plat thereof recorded in Plat Book 159 Page 61 of the St. Louis County Records and the West line of aforesaid Lot A of "Nolte Subdivision" to the point of beginning and containing 71.846 Acres, more or less.

                                  EXHIBIT 1.25

                                    RENT ROLL

                                  EXHIBIT 1.29

                           BUYER'S SURVEY REQUIREMENTS

SURVEYOR'S CERTIFICATION

       I/We hereby certify to ________________, ____________________Chicago
Title Insurance Company, and any of each of their successors or assigns that (a) this survey was prepared by me or under my supervision, (b) the legal description of the property as set forth herein, and the location of all improvements, encroachments, fences, easements, roadways, rights of way and setback lines which are either visible or of record in -______________ County, ____________, according to Commitment for Title Insurance Number ______________, last revised _____________ , 2004, are accurately reflected hereon, (c) this survey accurately depicts the state of facts as they appear on the ground, (d) except as shown hereon, there are no improvements, encroachments, fences or roadways on any portion of the property reflected hereon, (e) the property shown hereon has access to a publicly dedicated roadway, (f) the property described hereon {does} {does not} lie in a 100 year flood plain identified by the Secretary of Housing and Urban Development or any other governmental authority under the National Flood Insurance Act of 1968 (24 CFR Section.1909.1), as amended (such determination having been made from a personal review of flood map number ____________, which is the latest available flood map for the property),
(g) the title lines and lines of actual possession are the same, (h) all utility services required for the operation of the property either enter the property through adjoining public streets, or this survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land, (i) this survey shows the location and direction of all storm drainage systems for the collection and disposal of all surface drainage, (j) the property surveyed contains _______ acres and _______ parking spaces, (k) any discharge into streams, rivers, or other conveyance systems is shown on the survey. This survey has been made in accordance with "MINIMUM STANDARD DETAIL REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS" jointly established and adopted by American Land Title Association ("ALTA") and American Congress on Surveying and Mapping ("ACSM") in 1999 and meets the accuracy requirements of an Urban Survey, as defined therein and includes items 1, 3, 4, 6, 7(a, b, and c), 8-11 and 13-16 of Table A thereof.

[Surveyor to complete certificate with the appropriate ONE of the following three phrases]

- the Positional Uncertainties resulting from the survey measurements made on the survey do not exceed the allowable Positional Tolerance.

- the survey measurements were made in accordance with the "Minimum Angle, Distance, and Closure Requirements for Survey

       Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys".

- proper field procedures, instrumentation, and adequate survey personnel were employed in order to achieve results comparable to those outlined in the "Minimum Angle, Distance, and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys".


Dated: ______________, 2004                (NAME OF SURVEYOR AND QUALIFICATION)


                                          -------------------------------------
                                           Registration No.
                                                           --------------------


ADDITIONAL SURVEY REQUIREMENTS:

The Survey also shall include and depict the following matters: (a) zoning classification of the Real Property and all uses permitted under such zoning classification; (b) all zoning and recorded setback requirements and building height requirements; (c) zoning parking requirements (including handicapped requirements); (d) height and square footage of all buildings located upon the Real Property, as well as the square footage of each leased premise; (e) number and size of parking spaces (including handicapped), all of which must be shown on the plat as striped; (f) metes and bounds legal description of the Real Property and the total acreage thereof; (g) list of all title exceptions referenced in the Preliminary Commitment; (h) all matters referenced in the Preliminary Commitment must be accurately depicted on the plat, or, if not plottable, the surveyor should indicate the same; (i) a statement from the surveyor that the Real Property has access to publicly dedicated roadways, and identifying such roadways by name; (j) a list of any encroachments from the Real Property onto adjacent property, from adjacent property onto the Real Property, and of any building or other structures on the Real Property onto or over any easements that encumber the Real Property or any building/setback lines; (k) a list of all tax parcel identification numbers relating to the Property (together with a statement that such parcel numbers constitute all of the parcel numbers related to the Property and such parcel numbers do not relate to any other property); (l) a statement that the property depicted on the Survey is the same property described in the Preliminary Commitment; (m) the distances from all buildings located upon the Property to all Property lines; (n) the location of all utilities servicing the Property, including, without limitation, sewer, water, gas, electric and telephone, to the point of connection with the public system to the extent visible on the ground or based upon information known or provided to the surveyor; and (o) any other matters required by any lender providing financing for the property.

                                  EXHIBIT 1.30

                             FORM OF ESTOPPEL LETTER


                             -----------------------
                                     (date)

_________________

_________________

_________________

_________________

       RE: _____________________________ (Name of Shopping Center)

Ladies and Gentlemen:

       The undersigned (Tenant) has been advised you may purchase the above Shopping Center, and we hereby confirm to you that:

       1. The undersigned is the Tenant of ___________________, Landlord, in the above Shopping Center, and is currently in possession and paying rent on premises known as Store No._____________________ [or Address: _________________________], and containing approximately ______________ square feet, under the terms of the lease dated ______________, which has (not) been amended by amendment dated _____________________ (the "Lease"). There are no other written or oral agreements between Tenant and Landlord. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Landlord and Tenant.

       2. The term of the Lease commenced on _________________________, expiring on __________, with options to extend of _______________ (______) years each.

       3.     As of ___________________, monthly minimum rental is $__________ a month.

       4. Tenant is required to pay its pro rata share of Common Area Expenses and its pro rata share of the Shopping Center's real property taxes and insurance cost. Current additional monthly payments for expense reimbursement total $______________ per month for common area maintenance, property insurance and real estate taxes.

       5. Tenant has given [no security deposit] [a security deposit of $___________________].

       6. No payments by Tenant under the Lease have been made for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

       7. All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant's premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

       8. The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

       9. Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default. Tenant has no rights to off-set or defense against Landlord as of the date hereof.

       10. The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

       11. Tenant has not generated, used, stored, spilled, disposed of, or released any hazardous substances at, on or in the Premises. "Hazardous Substances" means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives and drycleaning solvents. To the best of Tenant's knowledge, no asbestos or polychlorinated biphenyl ("PCB") is located at, on or in the Premises. The term "Hazardous Substances" does not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

The undersigned makes this statement for your benefit and protection with the understanding that you intend to rely upon this statement in connection with your intended purchase of the above described Premises from Landlord. The undersigned agrees that it will, upon receipt of written notice from Landlord, commence to pay all rents to you or to any Agent acting on your behalf.

                                           Very truly yours,

                                           -----------------------------------

                                           ---------------------------(Tenant)

Mailing Address:

                                           By:
  ------------------------                    -------------------------------
                                           Its:
  ------------------------                     ------------------------------

                                EXHIBIT 9.1(a)(1)

                          FORM OF SPECIAL WARRANTY DEED


                              SPECIAL WARRANTY DEED

       This Deed is made and entered into this _____ day of ___________, 200__, by and between _____________ of the _________ of ________, State of ("Grantor"),
and ___________________________ of the _______ of _______, State of (Grantee"),
having a mailing address of:

       WITNESSETH, that Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid by Grantee, the receipt of which is hereby acknowledged, does by these presents Bargain and Sell, Convey and Confirm unto Grantee, the real estate, situated in the County of ________________________, and State of Missouri, more particularly described on Exhibit A attached hereto and made a part hereof, subject only to those matters set forth on Exhibit B attached hereto and made a part hereof.

       To Have and to Hold the same, together with all rights and appurtenances to the same belonging, unto Grantee, and to Grantee's heirs and assigns forever. Grantor hereby covenanting that Grantor and Grantor's heirs, executors and administrators shall and will Warrant and Defend the title to the premises unto Grantee, and to Grantee's heirs and assigns forever, against the lawful claims of all persons claiming by, through or under Grantor but none other, excepting, however, the general taxes for the calendar year 19____ and thereafter, and the special taxes becoming a lien after the date of this deed.

       IN WITNESS WHEREOF, Grantor has executed these presents the day and year first above written.

                                            GRANTOR:


                                            ---------------------------------

State of _______________ )
                         ) ss
__________ of __________ )

       On this ______ day of ________________, 19___, before me appeared to me known to be the person described in and who executed the foregoing instrument, and acknowledged that _______________ executed the same as __________________ free act and deed.

       IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the _________________ and State aforesaid, the day and year first above written.

                                           ----------------------------------
                                           Notary Public

My term expires:


State of _______________ )
                         ) ss
__________ of __________ )

       On this ______ day of ________________, 19___, before me appeared to me personally known, who, being by me duly sworn, did say that he/she is the of _____________________, a corporation of the State of ________, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation, by authority of its Board of Directors; and said ____________________ acknowledged said instrument to be the free act and deed of said corporation.

       IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the _____________ and State aforesaid, the day and year first above written.

                                           ----------------------------------
                                           Notary Public

My term expires:

                       EXHIBIT A TO SPECIAL WARRANTY DEED

                        LEGAL DESCRIPTION OF REAL ESTATE

                       EXHIBIT B TO SPECIAL WARRANTY DEED

                         LIST OF PERMITTED ENCUMBRANCES

                                EXHIBIT 9.1(a)(2)

                          FORM OF ASSIGNMENT OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASES
    (Property Name and Location)

THIS ASSIGNMENT AND ASSUMPTION OF LEASES is made as of the ________ day of ____________, 2004, by and between _______________________________, a
___________________ ("Assignor"), and _______________________________, a
_______________________________ ("Assignee").

WITNESSETH:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
Assignor hereby sells, transfers, assigns and conveys to Assignee the following:
All right, title and interest of Assignor in and to those certain leases described on Exhibit A attached hereto and made a part hereof (the "Tenant Leases"), relating to the leasing of space in those certain improvements located in the County of ______________, State of ______________, as more particularly described on EXHIBIT B attached hereto and made a part hereof ("Real Property") and all of the rights, interests, benefits and privileges of the lessor thereunder, and to the extent Assignee has not received a credit therefor under the Purchase Agreement (as defined below), all prepaid rents and security and other deposits held by Assignor under the Tenant Leases and not credited or returned to tenants, but subject to all terms, conditions, reservations and limitations set forth in the Tenant Leases.

This Assignment and Assumption of Leases is given pursuant to that certain Agreement of Purchase and Sale (as amended, the "Purchase Agreement") dated as of __________________, 2004, by and between Assignor and Assignee, providing for, among other things, the assignment of the Tenant Leases.

Assignee hereby accepts the assignment of the Tenant Leases and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the date hereof.

Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys' fees) arising out of or relating to Assignee's failure to perform any of the foregoing obligations arising from and accruing on or after the date hereof.

Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys' fees) arising out of or relating to Assignor's failure to perform any of the obligations of Assignor under the Tenant Leases to the extent accruing prior to the date hereof.

This Assignment and Assumption of Leases may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Leases as of the date first above written.

                                          ASSIGNOR:


                                          By:
                                             ----------------------
                                          Name:
                                          Title:


                                          ASSIGNEE:
                                          INLAND WESTERN __________________,
                                          L.L.C,
                                          a Delaware limited liability company

                                          By: Inland Western Retail Real Estate
                                          Trust, Inc.,
                                              a Maryland corporation,
                                              its sole member

                                              By:
                                                 --------------------------
                                              Name:
                                              Title:

STATE OF TEXAS       )
                     )
COUNTY OF DALLAS     )

This instrument was ACKNOWLEDGED before me on___________________ 2004, by __________________, the __________________ of _______________________________, a
________________________________, Manager of ________________________,
a______________________________, a _________________________, on behalf of
________________________________.


                                       --------------------------------------
                                       Notary Public, State of
                                                              ---------------

STATE OF ___________ )
                     )
COUNTY OF __________ )

This instrument was ACKNOWLEDGED before me on ____________________, 2004, by __________________, the _____________________of Inland Western Retail Real
Estate Trust, Inc., a Maryland corporation, as the sole member of INLAND WESTERN _____________________, L.L.C., a Delaware limited liability company, on behalf of said corporation and said limited liability company.


                                       --------------------------------------
                                       Notary Public, State of
                                                              ---------------

Exhibit A  Tenant Leases
Exhibit B  Real Property

EXHIBIT A TO ASSIGNMENT OF LEASES

TENANT LEASES


EXHIBIT A - PAGE 1

EXHIBIT B TO ASSIGNMENT OF LEASES

REAL PROPERTY DESCRIPTION


EXHIBIT B - PAGE 1

                                EXHIBIT 9.1(a)(3)

                              FORM OF BILL OF SALE

BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF CONTRACTS
           (Property Name and Location)

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF CONTRACTS is made as of the ____ day of __________, 2004, by and between _______________________, a
________________________ ("Assignor"), and __________________________, a
____________________________________ ("Assignee").

WITNESSETH:

For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:
Assignor hereby sells, transfers, assigns and conveys to Assignee the following:
All right, title and interest of Assignor in and to all tangible personal property ("Personalty") set forth in the inventory on Exhibit A attached hereto and made a part hereof, and located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in the County of _______________, State of _______________, as more particularly described in Exhibit B attached hereto and made a part hereof ("Real Property"), but excluding tangible personal property owned or leased by Assignor's contractors under the Contracts (as defined below).

All right, title and interest of Assignor in and to those certain contracts set forth on Exhibit C attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the "Contracts").

All right, title and interest of Assignor in and to those agreements set forth on Exhibit D attached hereto and made a part hereof (the "License Agreements"). This Bill of Sale, Assignment and Assumption of Contracts is given pursuant to that certain Agreement of Purchase and Sale (as amended, the "Purchase Agreement") dated as of _________________, 2004, between Assignor and Assignee, providing for, among other things, the conveyance of the Personalty and the Contracts.

Assignee hereby accepts the assignment of the Personalty, the Contracts and the License Agreements and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the date hereof. Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys' fees) arising out of or relating to Assignee's failure to perform any of the foregoing obligations arising from and accruing on or after the date hereof.

Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys' fees) arising out of or relating to Assignor's failure to perform any of the obligations of Assignor under the Contracts or License Agreements, to the extent accruing prior to the date hereof.

This Bill of Sale, Assignment and Assumption of Contracts may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale, Assignment and Assumption of Contracts as of the date first above written.

                                          ASSIGNOR:

By:
   ----------------------------------------
Name:
Title:


                                          ASSIGNEE:


                                          INLAND WESTERN
                                          ______________________, L.L.C.
                                          a Delaware limited liability company

                                          By: Inland Western Retail Real Estate
                                          Trust, Inc.,

                                              a Maryland corporation,
                                              its sole member

                                              By:
                                                 ---------------------------
                                              Name:
                                              Title:

STATE OF ___________ )
                     )
COUNTY OF __________ )

This instrument was ACKNOWLEDGED before me on___________________, 2004, by ____________________, the _______________________ of
_____________________________, a _____________________________,
_________________________________________________, a
_______________________________, _______________________________, a
______________________________, on behalf of _____________________________.


                                       --------------------------------------
                                       Notary Public, State of
                                                               --------------

STATE OF ___________ )
                     )
COUNTY OF __________ )

This instrument was ACKNOWLEDGED before me on ___________________________, 2004, by ________________________, the _______________ of Inland Western Retail Real
Estate Trust, Inc., a Maryland corporation, as the sole member of INLAND WESTERN __________________, L.L.C., a Delaware limited liability company, on behalf of said corporation and said limited liability company.


                                       --------------------------------------
                                       Notary Public, State of
                                                               --------------


Exhibit A  Personalty
Exhibit B  Real Property
Exhibit C  Contracts
Exhibit D  License Agreements

EXHIBIT A TO BILL OF SALE
PERSONALTY

EXHIBIT A - Page 1

EXHIBIT B TO BILL OF SALE
REAL PROPERTY


EXHIBIT B - Page 1

EXHIBIT C TO BILL OF SALE

CONTRACTS


EXHIBIT C - Page 1

EXHIBIT D TO BILL OF SALE

LICENSE AGREEMENT


EXHIBIT C - Page 2

                                EXHIBIT 9.1(a)(6)

                          FORM OF TENANT NOTICE LETTER

                          [PLACE ON SELLER LETTERHEAD)

                                  [INSERT DATE]

VIA FEDERAL EXPRESS

INSERT TENANT NOTICE
ADDRESS PER LEASE

ALSO NEED TO SEND NOTICE
TO ANY GUARANTORS

       Re:  ________________________________________________________ (THE
            "PROPERTY")

Ladies and Gentlemen:

       The purpose of this letter is to advise you that effective _________, 2004, Inland ______________________, L.L.C. has purchased the Property from __________________________. In connection with such transaction, all of the landlord's right, title and interest in, to and under [INSERT REFERENCE TO TENANT'S LEASE/ GUARANTOR'S GUARANTY BY TITLE AND DATE] (collectively, the "Lease") was assigned and transferred to Inland _________________________, LLC.

       Effectively immediately, please forward any and all rental and other payments under the Lease to:

                       -----------------------------------

                       -----------------------------------

                       -----------------------------------

       Also, effectively immediately, any and all notices and other communications to the landlord under the Lease shall be forwarded to the address stated above, but to the attention of JoAnn Armenta.

       If you have any questions or comment, please feel free to call us.


Sincerely,


EXHIBIT C - Page 3

                                  , a
----------------------------------

------------------------------------


By:
   ------------------------
Name:
     ----------------------------
Title:
      --------------------------


                                       , a
---------------------------------------

-----------------------------------


By:
   ------------------------
Name:
     ----------------------------
Title:
      --------------------------


EXHIBIT C - Page 4

                               EXHIBIT 9.1(a)(12)

                              FORM OF AUDIT LETTER

CURRENT DATE


KPMG LLP
KPMG Plaza
303 East Wacker Drive
Chicago, IL 60601

Ladies and Gentlemen:

We are writing you, as the owners of THE PROPERTY'S NAME (the "Property") at your request, to confirm our understanding that your audit of the Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of THE PROPERTY'S NAME for the year ended DECEMBER 31, 2003, was made for the purpose of expressing an opinion as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the CASH OR ACCRUAL basis of accounting. In connection with your audit, we confirm, to the best of our knowledge and belief, the following representations made to you during the audit:

1.   We have made available to you:

     a)   All financial records and related data requested by you.

     b) All minutes of the meetings of the board of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared

2.   There have been no:

     a) Instances of fraud involving any member of management or employees who have significant roles in internal control.

     b) Instances of fraud involving others that could have a material effect on the Historical Summary.

     c)   Other instances of fraud perpetuated on or within the Property.

     d) Communications from regulatory agencies concerning non-compliance with, or deficiencies in, financial reporting practices that could have a material effect on the Historical Summary.


EXHIBIT C - Page 5

     e) Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Historical Summary or as a basis for recording the loss contingency.

3.   There are no:

     a) Unasserted claims or assessments that out lawyer has advised us are probable of assertion and must be disclosed in accordance with the Statement of Financial Accounting Standards (SFAS) No. 5, Accounting for Contingencies.

     b) Material liabilities or gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by SFAS No. 5.

     c) Material transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

     d) Events that have occurred subsequent to the balance sheet date and through the date of this latter that would require adjustment to or disclosure in the Historical Summary.

4. The property has complied with all aspects of the contractual agreements that would have a material effect on the Historical Summary in the event of noncompliance.

5. All income from operating leases is included as gross income in the Historical Summary. No other forms of revenue are included in the Historical Summary.


Further, we confirm that we are responsible for the fair presentation in the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003, in conformity with the CASH OR ACCRUAL basis of accounting.

Very Truly Yours,


---------------------------------
NAME , Owner


---------------------------------
NAME, Property Accountant


EXHIBIT C - Page 6

                                  EXHIBIT 1.25

                                    RENT ROLL

 7/08/04                                            PRIORITY PROPERTIES, LLC
                            11:31 am
User: MANAGER                                         Commercial Rent Roll

                                     Page: 1

Property : Manchester Mason, L.P.      Report Date From : 7/01/04   To : 7/31/04
           St. Louis, MO

                                                                                       PRORATED             BASE RENT   BASE RENT
                                            SQ. FOOT         TERM         UNIT INFO   BASE RENT   RENT PER  INCREASE     INCREASE
         TENANT               UNIT REF NO.  OCCUPIED    FROM       TO     BASE RENT     ANNUAL    SQ FT/YR   (DATE)      (AMOUNT)
----------------------------------------------------------------------------------------------------------------------------------
ST. LOUIS PLAYSCAPES, INC.    631-13861         7500  12/06/03  12/31/08   12500.00    150000.00     20.00    1/01/04    12,500.00
                                      Comments:  OPTION 1: 1/1/09-12/31/14                                    1/01/05    13,125.00
                                                                                                              1/01/06    13,437.50
                                                 RATE: MARKET                                                 1/01/07    13,750.00
                                                                                                              1/01/08    14,062.50

TOWN & COUNTRY L.T. Inc. #380 631-13867        34917  12/06/94   1/31/05   28370.08    340440.96      9.75    1/01/95    28,370.08
                                      Comments:  RENEWAL TERM 3 5 YEAR TERMS   1ST 5 YEARS   32,007.25

                                                 2ND 5 YEARS   34,917.00

                                                 3RD 5 YEARS   37,826.75

Hobbytown USA                 631-13875         2450   2/01/00   7/31/05    3675.00     44100.00     18.00    1/01/03     3,675.00

Memories Unlimited, Inc.      631-13877         2500   5/01/04   4/30/07    3645.83     43749.96     17.50    5/01/04     3,645.83
                                                                                                              5/01/05     3,750.00
                                                                                                              5/01/06     3,854.17

                              OPERATING EXPENSE     REAL ESTATE TAX         CPI EXPENSE        GROSS RENTS
         TENANT               MONTH    SQ FT/YR    MONTH    SQ FT/YR    MONTH     SQ FT/YR  SQ FT/YR    TOTAL
----------------------------------------------------------------------------------------------------------------
ST. LOUIS PLAYSCAPES, INC.      712.50     1.14    1,181.25     1.89     0.00         0.00     23.03   14,393.75

TOWN & COUNTRY L.T. Inc. #380 2,268.40     0.78        0.00     0.00     0.00         0.00     10.53   30,638.48

Hobbytown USA                   261.75     1.28      383.00     1.88     0.00         0.00     21.16    4,319.75

Memories Unlimited, Inc.        258.33     1.24      397.92     1.91     0.00         0.00     20.65    4,302.08

99 CENT STORE                 631-13881         3000   5/01/02   4/30/07    4125.00     49500.00     16.50    6/01/02     4,125.00
                                      Comments:  OPTION #1: 5/1/07-4/30/12                                    5/01/05     4,500.00

                                                 RATE: TO BE NEGOTIATED

Office Max #210               631-13887        23920  12/01/04  11/30/09   19933.33    239199.96     10.00    7/01/01    19,933.33
                                      Comments:  OPTION #1 4-5YEAR TERMS-EXERCISED 1ST OPTION                12/01/04    20,930.00

                                                 MONTHLY RATE 20,930.00

Wal Mart, Store # 1177        631-13901       154717   4/26/95   4/25/15   90251.58   1083018.96      7.00    5/01/95    90,251.58
                                      Comments:  6- 5 year options  $1,1083,019.00

                                                 %RENT BEGINNING WITH THE (8TH)LEASE YR, THE AMOUNT = TO 1/2

                                                 % OF THE AMOUNT BY WHICH THE GROSS SALES EXCEED THE (7TH)YR

                                                 BUT IN NO EVENT EXCEED $1.00 PSF OF THE LEASED BLDG SPACE

HOME DECORATING CENTER        631-13913        15000                       20625.00    247500.00     16.50                    0.00
                                      Comments:  HOME DECORATING CENTER LEASE

                                                 OUT FOR EXECUTION-COMMENCEMENT DATE

                                                 OF 10/15/04 ANTICIPATED-OPTION 1:  YRS 4-6 @ $17.50 PSF

                                                 OPTION 2: YRS 7-9 @ $19.00 PSF

99 CENT STORE                   325.00      1.30     467.50      1.87        0.00      0.00     19.67    4,917.50

Office Max #210               1,636.00      0.82   3,312.66      1.66        0.00      0.00     12.48   24,881.99

Wal Mart, Store # 1177            0.00      0.00       0.00      0.00        0.00      0.00      7.00   90,251.58

HOME DECORATING CENTER        1,550.00      1.24   2,387.50      1.91        0.00      0.00     19.65   24,562.50

  7/08/04                                               PRIORITY PROPERTIES, LLC
                                    11:31 am

User: MANAGER                                         Commercial Rent Roll

                                     Page: 2

Property : Manchester Mason, L.P.      Report Date From : 7/01/04   To : 7/31/04
           St. Louis, MO

                                                                                       PRORATED             BASE RENT   BASE RENT
                                            SQ. FOOT         TERM         UNIT INFO   BASE RENT   RENT PER  INCREASE     INCREASE
         TENANT               UNIT REF NO.  OCCUPIED    FROM       TO     BASE RENT     ANNUAL    SQ FT/YR   (DATE)      (AMOUNT)
----------------------------------------------------------------------------------------------------------------------------------
Payless Shoe Source #2036     631-13921         3000   6/01/95   5/31/05    4600.00     55200.00     18.40    6/01/00     4,600.00
                                      Comments: RENEWAL OPTION: 6/1/05-5/31/10   $5,290.00

Home Depot, Store # 3004      631-13929       111175  11/06/94  11/07/19   69174.00    830088.00      7.47   12/01/94    69,174.00
                                      Comments: 10, 5 year options at same rental rate with 6 months notice

Ronan Ltd. T&C Tobacco        631-13933         1400   2/01/04   1/31/07    2216.67     26600.04     19.00    2/01/04     2,216.67
                                                                                                              2/01/05     2,333.33
                                                                                                              2/01/06     2,450.00

*** VACANT ***                631-13935         1400                           0.00         0.00      0.00                    0.00

SPECTACULAR CLIPS, INC.       631-13937         1400   5/01/04   4/30/09    2450.00     29400.00     21.00    5/01/04     2,450.00
                                      Comments:  EXERCISED OPTION                                             5/01/05     2,508.33
                                                                                                              5/01/06     2,566.67
                                                                                                              5/01/07     2,625.00
                                                                                                              5/01/08     2,683.33

                              OPERATING EXPENSE     REAL ESTATE TAX        CPI EXPENSE         GROSS RENTS
         TENANT               MONTH    SQ FT/YR    MONTH    SQ FT/YR    MONTH     SQ FT/YR  SQ FT/YR    TOTAL
----------------------------------------------------------------------------------------------------------------
Payless Shoe Source #2036       183.08     0.73       0.00      0.00     0.00         0.00     19.13    4,783.08

Home Depot, Store # 3004      1,875.86     0.20       0.00      0.00     0.00         0.00      7.67   71,049.86

Ronan Ltd. T&C Tobacco          151.00     1.29     217.00      1.86     0.00         0.00     22.15    2,584.67

*** VACANT ***                    0.00     0.00       0.00      0.00     0.00         0.00      0.00        0.00

SPECTACULAR CLIPS, INC.         133.00     1.14     220.50      1.89     0.00         0.00     24.03    2,803.50

Chic Nails                    631-13939         1400   6/01/01   5/31/06    2333.33     27999.96     20.00    6/01/04     2,333.33
                                                                                                              6/01/05     2,391.66

Art & Frame, Inc.             631-13941         1400  12/01/03  11/30/08    2333.33     27999.96     20.00   12/01/03     2,333.33
                                                                                                             12/01/04     2,391.67
                                                                                                             12/01/05     2,566.67
                                                                                                             12/01/07     2,683.33

RBL, Inc.                     631-13943         1400  05/01/04   4/30/07    2275.00     27300.00     19.50    5/01/04     2,275.00
                                      Comments: N/A                                                           5/01/06     2,333.33

Consumer Programs Inc.        631-13945         2123   4/01/00   3/31/05    3255.27     39063.24     18.40    4/01/00     3,255.27

United States Post Office     631-13947         3500   5/01/02   4/30/07    5270.39     63244.68     18.07    5/01/02     5,270.39
                                      Comments: EXERCISED OPTION COMMENCING 5/1/02-4/30/07

                                                PER NOTIFICATION DATED 11/20/00

                                                OPTION 2: 5/1/07-4/30/12

                                                RATE: $6110.65/MO

Chic Nails                      151.00      1.29     217.00      1.86        0.00      0.00     23.15    2,701.33

Art & Frame, Inc.               151.00      1.29     217.00      1.86        0.00      0.00     23.15    2,701.33

RBL, Inc.                       133.00      1.14     220.50      1.89        0.00      0.00     22.53    2,628.50

Consumer Programs Inc.          229.00      1.29     332.00      1.88        0.00      0.00     21.57    3,816.27

United States Post Office         0.00      0.00       0.00      0.00        0.00      0.00     18.07    5,270.39

  7/8/04                                        PRIORITY PROPERTIES, LLC
                               11:31 am
                                                  Commercial Rent Roll

User: MANAGER                        Page: 3

Property : Manchester Mason, L.P.       Report Date From : 7/01/04  To : 7/31/04
           St. Louis, MO

                                                                                       PRORATED             BASE RENT   BASE RENT
                                            SQ. FOOT         TERM         UNIT INFO   BASE RENT   RENT PER  INCREASE     INCREASE
         TENANT               UNIT REF NO.  OCCUPIED    FROM       TO     BASE RENT     ANNUAL    SQ FT/YR   (DATE)      (AMOUNT)
----------------------------------------------------------------------------------------------------------------------------------
FASTRACK FITNESS, LLC         631-13949         3000   3/01/04   2/28/07    4500.00     54000.00     18.00    5/01/04     4,500.00
                                                                                                              3/01/05     4,750.00
                                                                                                              3/01/06     5,000.00

ST.LOUIS PLAYSCAPES           631-13951         3000   5/01/04   4/30/07    4500.00     54000.00     18.00    7/01/04     4,500.00
                                                                                                              5/01/05     4,750.00
                                                                                                              5/01/06     5,000.00

Petsmart, Inc. #259           631-13957        27438   3/31/95   3/31/10   20006.88    240082.56      8.75   04/01/95    20,006.88
                                      Comments:  OPTION #1 5 YEARS BASED ON CPI                              04/01/05    21,150.08

                                                 OPTION #2 5 YEARS BASED ON CPI

                                                 OPTION #3 5 YEARS BASED ON CPI

                                                 OPTION #4 5 YEARS BASED ON CPI OPTION #5 5 YEARS CPI

The Sports Authority          631-13961        40500  11/14/94  11/30/14   27000.00    324000.00      8.00   12/01/94    27,000.00
                                      Comments:  Option #1 10-5 year terms at $27000.00/mo

Boston Chicken #0784          631-13965            0   9/01/95   8/31/05    6600.00     79200.00      0.00    9/01/00     6,600.00
                                      Comments:  #1         $7,260.00            #5       $10,629.37

                                                 #2         $7,986.00            #6       $11,692.30

                              OPERATING EXPENSE     REAL ESTATE TAX        CPI EXPENSE         GROSS RENTS
         TENANT                 MONTH  SQ FT/YR    MONTH    SQ FT/YR    MONTH     SQ FT/YR  SQ FT/YR    TOTAL
----------------------------------------------------------------------------------------------------------------
FASTRACK FITNESS, LLC           285.00     1.14     472.50      1.89     0.00         0.00     21.03    5,257.50

ST.LOUIS PLAYSCAPES             310.00     1.24     477.50      1.91     0.00         0.00     21.15    5,287.50

Petsmart, Inc. #259           1,634.49     0.71       0.00      0.00     0.00         0.00      9.46   21,641.37

The Sports Authority              0.00     0.00       0.00      0.00     0.00         0.00      8.00   27,000.00

Boston Chicken #0784              0.00     0.00       0.00      0.00     0.00         0.00      0.00    6,600.00

                                                  #3        $8,784.60            #7      $12,861.53

                                                  #4        $9,663.06

3-DAY BLINDS, STORE # 212     631-13969         4550  4/01/00    3/31/05    8720.83    104649.96     23.00    4/01/00     8,720.83
                                      Comments:  OPTION #1 EXERCISED                                          4/01/05     9,479.17

                                                 OPTION #2 5 YEARS 9,479.17

----------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                       450690                      348361.52   4180338.24      9.30

3-DAY BLINDS, STORE # 212       434.00      1.14       0.00      0.00        0.00      0.00     24.14    9,154.83

-----------------------------------------------------------------------------------------------------------------
TOTALS:                      12,682.41      0.34  10,503.83      0.28        0.00      0.00      9.89  371,547.76

            Total Occupied Square Feet :       449290

            Total Vacant Square Feet   :         1400

7/08/04                                             PRIORITY PROPERTIES, LLC
                            11:31 am
User: MANAGER                                         Commercial Rent Roll

                                     Page: 4

Property : TOTALS                      Report Date From : 7/01/04   To : 7/31/04

                                                                                       PRORATED             BASE RENT   BASE RENT
                                            SQ. FOOT         TERM         UNIT INFO   BASE RENT   RENT PER  INCREASE     INCREASE
         TENANT               UNIT REF NO.  OCCUPIED    FROM       TO     BASE RENT     ANNUAL    SQ FT/YR   (DATE)      (AMOUNT)
---------------------------------------------------------------------------------------------------------------------------------
GRAND TOTALS:                                 450690                      348361.52   4180338.24      9.30

                              OPERATING EXPENSE     REAL ESTATE TAX         CPI EXPENSE        GROSS RENTS
         TENANT               MONTH    SQ FT/YR    MONTH    SQ FT/YR    MONTH     SQ FT/YR  SQ FT/YR    TOTAL
------------------------------------------------------------------------------------------------------------------
GRAND TOTALS:                 12682.41     0.34   10,503.83     0.28     0.00         0.00      9.89    371,547.76

            Total Occupied Square Feet :       449290

            Total Vacant Square Feet   :         1400